UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020 (January 25, 2020)

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-12669

South Carolina	57-0799315
(State of incorporation)	(I.R.S. Employer Identification No.)

520 Gervais Street
Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common Stock	Trading Symbol	Name of each exchange on which registered
$2.50 par value	SSB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2020, South State Corporation, a South Carolina corporation (“South State”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CenterState Bank Corporation, a Florida corporation (“CenterState”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, CenterState will merge with and into South State (the “Merger”), with South State continuing as the surviving corporation in the Merger (the “Surviving Entity”). Immediately following the Merger, South State’s wholly owned banking subsidiary, South State Bank, will merge with and into CenterState’s wholly owned banking subsidiary, CenterState Bank, N.A. (the “Bank Merger”), which will continue as the surviving bank in the Bank Merger and will change its name to “South State Bank, N.A.” (the “Surviving Bank”). The Merger Agreement was unanimously approved by the Board of Directors of each of South State and CenterState.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of CenterState (“CenterState Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by CenterState or South State, will be converted into the right to receive 0.3001 shares of common stock (the “Exchange Ratio”), par value $2.50 per share, of South State (“South State Common Stock”). Holders of CenterState Common Stock will receive cash in lieu of fractional shares.

At the Effective Time, each outstanding option to purchase shares of CenterState Common Stock (a “CenterState Option”), whether vested or unvested, will vest and be converted into a vested option to purchase shares of South State Common Stock (a “South State Option”), with the number of shares underlying such South State Option and the applicable exercise price adjusted based on the Exchange Ratio. At the Effective Time, each outstanding warrant to purchase shares of CenterState Common Stock (a “CenterState Warrant”) will be converted into a warrant to purchase shares of South State Common Stock (a “South State Warrant”), with the number of shares underlying such South State Warrant and the applicable exercise price adjusted based on the Exchange Ratio. At the Effective Time, each outstanding restricted stock award in respect of shares of CenterState Common Stock (a “CenterState Restricted Stock Award”) and each outstanding time-vesting restricted stock unit award in respect of shares of CenterState Common Stock (a “CenterState RSU Award”) will be converted into a corresponding restricted stock award or time-vesting restricted stock unit award, as applicable, in respect of shares of South State Common Stock (as applicable, a “South State Restricted Stock Award” or “South State RSU Award”), with the number of shares underlying such South State Restricted Stock Award or South State RSU Award adjusted based on the Exchange Ratio. At the Effective Time, each outstanding performance-vesting restricted stock unit award in respect of shares of CenterState Common Stock (a “CenterState PSU Award”) will be converted into a time-vesting South State RSU Award, with the number of shares underlying such South State RSU Award determined assuming performance goals are satisfied at the greater of target and actual levels of performance as of immediately prior to the Effective Time and adjusted based on the Exchange Ratio. Following the Effective Time, South State Options, South State Warrants, South State Restricted Stock Awards and South State RSU Awards will remain subject to the same terms and conditions as were applicable to the corresponding CenterState Options, CenterState Warrants, CenterState Restricted Stock Awards, CenterState RSU Awards and CenterState PSU Awards immediately prior to the Effective Time, except that each South State Option and South State Warrant will remain exercisable through the remainder of the original term of the corresponding CenterState Option or CenterState Warrant and each South State RSU Award that was a CenterState PSU Award will continue to vest based solely on continued service following the Effective Time. Following the Effective Time, South State Restricted Stock Awards and South State RSU Awards in respect of converted CenterState Restricted Stock Awards, CenterState RSU Awards and CenterState PSU Awards will vest on a “double-trigger” basis upon a termination of employment by the Surviving Entity without “cause” or by the holder of such award for “good reason” (as such terms are defined in the applicable award agreement) within three years following the Effective Time.

At the Effective Time, each South State Option, South State Restricted Stock Award and performance-based restricted stock unit award in respect of shares of South State Common Stock that was outstanding as of January 25, 2020 and that remains outstanding and unvested as of the Effective Time will vest in full at the Effective Time, with any applicable performance goals deemed satisfied based on the greater of target and actual levels of performance as of immediately prior to the Effective Time and with each South State Option to remain exercisable through the remainder of the original term. Any equity awards denominated in shares of South State Common Stock granted following January 25, 2020 and that remain outstanding as of the Effective Time will remain outstanding and eligible to vest in accordance with their terms following the Effective Time, except that any such awards will vest on a “double-trigger” basis upon a termination of employment by the Surviving Entity without “cause” or by the holder of such award for “good reason” (as such terms are defined in the applicable award agreement) within three years following the Effective Time.

The Merger Agreement also provides, among other things, that effective as of the Effective Time, Robert R. Hill, Jr., the current Chief Executive Officer of South State, will serve as the Executive Chairman of the Board of Directors of the Surviving Entity and the Surviving Bank, John C. Corbett, the current President and Chief Executive Officer of CenterState, will serve as the Chief Executive Officer of the Surviving Entity and the President and Chief Executive Officer of the Surviving Bank, Richard Murray, IV, the current Chief Executive Officer of CenterState Bank, N.A., will serve as the President of the Surviving Entity and Senior Executive Vice President of the Surviving Bank, Greg A. Lapointe, the current President of South State Bank, will serve as the Chief Banking Officer of the Surviving Bank, William E. Matthews, the current Executive Vice President and Chief Financial Officer of CenterState, will serve as the Chief Financial Officer of the Surviving Entity and the Surviving Bank, Renee R. Brooks, the current Chief Operating Officer of South State, will serve as the Chief Operating Officer of the Surviving Entity and the Surviving Bank, Steven D. Young, the current Executive Vice President and Chief Operating Officer of CenterState, will serve as the Chief Strategy Officer of the Surviving Entity and the Surviving Bank, and John C. Pollok, the current Chief Financial Officer of South State, will serve as Senior Executive Vice President of the Surviving Entity and the Surviving Bank. Pursuant to the Merger Agreement, the Board of Directors of the Surviving Entity will be comprised of 16 directors, of which eight will be former members of the Board of Directors of South State, including Mr. Hill, Robert R. Horger, the current Chairman of the Board of Directors of South State, and Mr. Pollok, and of which eight will be former members of the Board of Directors of CenterState, including Mr. Corbett, Ernest S. Pinner, the current Chairman of the Board of Directors of CenterState, and Charles W. McPherson. Mr. McPherson will serve as Lead Independent Director of the Board of Directors of the Surviving Entity. Effective as of the Effective Time, the bylaws of the Surviving Entity will be amended to reflect the foregoing and certain related governance matters.

The Merger Agreement provides that, as of the Effective Time, the name of the Surviving Entity will be “South State” and the Surviving Bank will change its name to “South State Bank, N.A.”, and the headquarters and principal office of the Surviving Entity will be located in Winter Haven, Florida.

In connection with the completion of the Merger, South State’s articles of incorporation will also be amended to increase the number of authorized shares of South State Common Stock from 80 million to 160 million (the “Articles Amendment”).

The Merger Agreement contains customary representations and warranties from both South State and CenterState, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (2) its obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement, and (3) its non-solicitation obligations related to alternative business combination proposals.

The completion of the Merger is subject to customary conditions, including (1) approval of the Merger Agreement and the Articles Amendment by South State’s shareholders and approval of the Merger Agreement by CenterState’s shareholders, (2) authorization for listing on the Nasdaq Global Select Market of the shares of South State Common Stock to be issued in the Merger, subject to official notice of issuance, (3) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the South Carolina Board of Financial Institutions and the OCC, as well as any approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (4) effectiveness of the registration statement on Form S-4 for the South State Common Stock to be issued in the Merger, and (5) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger or making the completion of the Merger illegal. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) receipt by such party of an opinion from counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Merger Agreement provides certain termination rights for both South State and CenterState and further provides that a termination fee of $120 million will be payable by either South State or CenterState, as applicable, upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding South State or CenterState, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding South State, CenterState, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a joint proxy statement of South State and CenterState and also constitute a prospectus of South State, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings that each of South State and CenterState make with the Securities and Exchange Commission (the “SEC”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

South State has entered into amended and restated employment agreements with Messrs. Hill and Pollok, and South State Bank has entered into a new employment agreement with Ms. Brooks, in each case setting forth the terms of the executive officer’s employment with South State or South State Bank, as applicable, following the Effective Time. The employment agreement with Mr. Hill is for an initial term from the Effective Time until December 31st of the fifth full calendar year following the Effective Time, and the employment agreement with Ms. Brooks is for an initial term of three years following the Effective Time, subject to extension for an additional year on December 31st of the fourth full calendar year following the Effective Time (in the case of Mr. Hill) or on the first anniversary of the Effective Time (in the case of Ms. Brooks), unless either party provides notice of non-renewal before such anniversary date. Mr. Pollok’s employment agreement provides that he will serve as an employee until July 5, 2021 (the “Employment Term”) and thereafter will serve as a consultant until December 31, 2024 (the “Consulting Term”).

The base salaries and short-term and long-term incentive opportunities (expressed as a percentage of annual base salary) contained in the employment agreements are as follows: Mr. Hill—$585,000, 115% and 280%; Mr. Pollok—$615,000 (during the Employment Term) or $375,000 (during the Consulting Term), 120% (for 2020 only) and 120% (for 2020 only); and Ms. Brooks—$500,000, 70% and 100%. The employment agreements each provide for payment of a one-time lump-sum cash payment payable within 30 days following successful completion of the systems conversion of South State and CenterState (the “Pay to Integrate Award”) as follows: Mr. Hill—$3,300,000; Mr. Pollok—$1,600,000; and Ms. Brooks—$330,000. The employment agreements with Mr. Hill and Ms. Brooks also provide for the grant of a South State RSU Award (the “Pay to Lead Award”), which will vest in full on the second anniversary of the Effective Time subject to the executive officer’s continued employment through such date (except as otherwise described below), with a grant date fair value for Mr. Hill and Ms. Brooks of $3,300,000 and $670,000, respectively. In addition, at the Effective Time, a payment will be deposited into a deferred compensation account maintained for Mr. Hill of $6,187,000 and for Mr. Pollok of $3,336,300, in respect of each of their existing contractually entitled payments.

If an executive officer’s employment is terminated by South State or South State Bank, as applicable, without cause or the executive officer resigns for good reason, he or she would be entitled to the following payments and benefits:

•	In the case of Messrs. Hill and Pollok, in addition to certain accrued benefits, the following payments and benefits: (a) a cash payment equal to a multiple (in the case of a termination of Mr. Hill’s employment prior to a change in control or a termination of Mr. Pollok’s employment during the Employment Term, two times, and in the case of Mr. Hill’s termination of employment within 12 months following a change in control that occurs after the Effective Time, two and one-half times) the executive officer’s “total compensation” (as defined below), (b) a prorated annual bonus for the fiscal year of termination based on actual performance (in the case of Mr. Pollok, only if termination occurs in 2020), (c) payment in full of the Pay to Integrate Award, to the extent not previously paid, (d) immediate vesting of the Pay to Lead Award, to the extent not previously vested, and (e) immediate vesting of any outstanding equity awards granted following the Effective Time, with performance-based awards remaining subject to applicable performance metrics. If Mr. Pollok’s services are terminated during the Consulting Term, in lieu of the above cash payment, he would be entitled to a cash payment equal to all unpaid consulting fees that would have been paid had he continued providing services until December 31, 2024. The term “total compensation” means the sum of the executive officer’s base salary, annual bonus (based on the greatest of the executive officer’s target bonus, actual bonus paid in respect of the fiscal year preceding the year of termination and the average annual bonus for the three fiscal years preceding the year of termination) and annual health, medical, dental and vision insurance premiums (and, in the case of Mr. Hill, fringe benefits).

•	In the case of Ms. Brooks, the following payments and benefits: (a) a cash payment equal to the sum of her base salary plus target annual bonus opportunity, (b) continued employer-paid medical and dental insurance premiums for 12 months, (c) payment in full of the Pay to Integrate Award, to the extent not previously paid, and (d) immediate vesting of the Pay to Lead Award, to the extent not previously vested. However, if such termination occurred within 12 months following a change in control that occurs after the Effective Time, in lieu of the cash payment described in the immediately preceding sentence, Ms. Brooks would be entitled to a cash payment equal to the sum of 2.5 times the sum of Ms. Brooks’ base salary plus the highest annual bonus earned in the three years immediately preceding the year in which the change in control occurs.

If an executive officer’s employment is terminated by reason of death or disability, he or she would be entitled to substantially the same payments and benefits as would be payable upon a termination without cause or for good reason, excluding the cash severance payment. In the case of Ms. Brooks, she would not be entitled to the employer-paid medical and dental benefits described above in the case of disability, but her family would be entitled to such benefits for 12 months following death.

If the services of Mr. Hill or Mr. Pollok are terminated by reason of their retirement after age 55 and 10 years of service to South State, they will be entitled to full vesting of outstanding equity awards granted following the Effective Time, with performance-based awards remaining subject to applicable performance metrics, and to a prorated annual bonus for the year of retirement (in the case of Mr. Pollok, payment of a prorated annual bonus is only available if retirement occurs in 2020) based on actual performance. A termination of Mr. Hill’s employment on or following the expiration of the term of his employment agreement and the termination of Mr. Pollok’s services at the end of the Consulting Term would each be treated as a retirement for purposes of the employment agreements.

In consideration for the foregoing payments and benefits payable upon a termination by South State or South State Bank, as applicable, without cause or by the executive officer for good reason (and, in the case of Messrs. Hill and Pollok, benefits payable upon termination due to death, disability or retirement), each of the executive officers is required to execute a release of claims in favor of South State or South State Bank, as applicable. In addition, the employment agreements contain restrictive covenants concerning nondisclosure of confidential information at any time following a termination of employment, mutual nondisparagement of either party at any time following a termination of employment (in the case of Ms. Brooks), noncompetition (for a period of two years in the case of Messrs. Hill and Pollok and one year in the case of Ms. Brooks) and nonsolicitation of customers and employees for a period of two years following termination of employment. The severance benefits (and, in the case of Messrs. Hill and Pollok, the retirement benefits) described above are also contingent on the executive officer’s compliance with the restrictive covenants. In the event that payments to Messrs. Hill and Pollok become subject to Sections 280G and 4999 of the Code (a) as a result of the Merger, the indemnification provisions in their prior employment agreements with South State will apply or (b) as a result of a change in control that occurs following the Effective Time, such payments will be reduced if such reduction would leave the executive officer better off on an after-tax basis. In the event that payments to Ms. Brooks become subject to Sections 280G and 4999 of the Code, such payments will be reduced if such reduction would leave her better off on an after-tax basis.

The foregoing summary of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements, which will be filed as exhibits to South State’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 25, 2020, by and between CenterState Bank Corporation and South State Corporation.*
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Forward-Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the benefits of the proposed merger of South State and CenterState, including future financial and operating results (including the anticipated impact of the transaction on South State’s and CenterState’s respective earnings and tangible book value), statements related to the expected timing of the completion of the merger, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of South State or CenterState to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the merger, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses, (5) the failure to obtain the necessary approvals by the shareholders of South State or CenterState, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability by each of South State and CenterState to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), (8) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger, (10) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) the dilution caused by South State's issuance of additional shares of its common stock in the merger, (12) general competitive, economic, political and market conditions, and (13) other factors that may affect future results of CenterState and South State including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors which could affect future results of CenterState and South State can be found in South State’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and CenterState’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. CenterState and South State disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Important Information About the Merger and Where to Find It

South State intends to file a registration statement on Form S-4 with the SEC to register the shares of South State’s common stock that will be issued to CenterState’s shareholders in connection with the transaction. The registration statement will include a joint proxy statement of South State and CenterState that also constitutes a prospectus of South State. The definitive joint proxy statement/prospectus will be sent to the shareholders of each of South State and CenterState in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by South State or CenterState through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of South State or CenterState at:

South State Corporation	CenterState Bank Corporation
520 Gervais Street	1101 First Street South, Suite 202
Columbia, SC 29201-3046	Winter Haven, FL 33880
Attention: Investor Relations	Attention: Investor Relations
(800) 277-2175	(863) 293-4710

Before making any voting or investment decision, investors and security holders of South State and CenterState are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

Participants in Solicitation

South State, CenterState and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the shareholders of each of South State and CenterState in connection with the merger. Information regarding the directors and executive officers of South State and CenterState and other persons who may be deemed participants in the solicitation of the shareholders of South State or of CenterState in connection with the merger will be included in the joint proxy statement/prospectus related to the proposed merger, which will be filed by South State with the SEC. Information about the directors and executive officers of South State and their ownership of South State common stock can also be found in South State’s definitive proxy statement in connection with its 2019 annual meeting of shareholders, as filed with the SEC on March 6, 2019, and other documents subsequently filed by South State with the SEC. Information about the directors and executive officers of CenterState and their ownership of CenterState common stock can also be found in CenterState’s definitive proxy statement in connection with its 2019 annual meeting of shareholders, as filed with the SEC on March 12, 2019, and other documents subsequently filed by CenterState with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

By:	/s/ John C. Pollok
Name:	John C. Pollok
Title:	Senior Executive Vice President and Chief Financial Officer

Date: January 29, 2020